EXHIBIT 3.1



                            HEALTH AND REHABILITATION
                                PROPERTIES TRUST

                              Changing its Name to

                     Health and Retirement Properties Trust


             Third Amendment and Restatement of Declaration of Trust




                            Conformed Composite Copy


                                 October 9, 1986
                     As Amended and Restated on July 1, 1994
                            and Amended July 9, 1996
                            and Amended March 3, 1997
                            and Amended May 26, 1998
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                                      INDEX


                                                                            Page

                                    ARTICLE I
                             THE TRUST; DEFINITIONS

1.1      Name.............................................................    2
1.2      Places of Business...............................................    2
1.3      Nature of Trust..................................................    3
1.4      Definitions......................................................    3


                                   ARTICLE II
                                    TRUSTEES

2.1      Number, Term of Office and Qualifications
           of Trustees....................................................    8
2.2      Compensation and Other Remuneration..............................   10
2.3      Resignation, Removal and Death of Trustees.......................   10
2.4      Vacancies........................................................   10
2.5      Successor and Additional Trustees................................   11
2.6      Actions by Trustees..............................................   11
2.7      Certification of Changes in Trustees.............................   12
2.8      Committees.......................................................   12


                                   ARTICLE III
                                TRUSTEES' POWERS

3.1      Power and Authority of Trustees..................................   13
3.2      Specific Powers and Authority....................................   13
3.3      Bylaws...........................................................   19


                                   ARTICLE IV
                                     ADVISOR

4.1      Employment of Advisor............................................   20
4.2      Term.............................................................   21
4.3      Other Activities of Advisor......................................   21
4.4      Advisor Compensation.............................................   22
4.5      Annual Total Operating Expenses..................................   23



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                                      -ii-

                                    ARTICLE V
                         INVESTMENT POLICY AND POLICIES
                             WITH RESPECT TO CERTAIN
                          DISTRIBUTIONS TO SHAREHOLDERS

5.1      Statement of Policy...............................................  24
5.2      Prohibited Investments and Activities.............................  26
5.3      Appraisals........................................................  27
5.4      Change in Investment Policies.....................................  27


                                   ARTICLE VI
                           THE SHARES AND SHAREHOLDERS

6.1      Description of Shares.............................................  28
6.2      Certificates......................................................  29
6.3      Fractional Shares.................................................  30
6.4      Legal Ownership of Trust Estate...................................  30
6.5      Shares Deemed Personal Property...................................  31
6.6      Share Record; Issuance and Transferability
           of Shares.......................................................  31
6.7      Dividends or Distributions to Shareholders........................  32
6.8      Transfer Agent, Dividend Disbursing
           Agent and Registrar.............................................  32
6.9      Shareholders' Meetings............................................  33
6.10     Proxies...........................................................  34
6.11     Reports to Shareholders...........................................  34
6.12     Fixing Record Date................................................  35
6.13     Notice to Shareholders............................................  35
6.14     Shareholders' Disclosures; Trustees' Right
           to Refuse to Transfer Shares; Limitation
           on Holdings; Redemption of Shares...............................  35
6.15     Special Voting Requirements for Certain
           Business Combinations...........................................  39


                                   ARTICLE VII
                      LIABILITY OF TRUSTEES, SHAREHOLDERS,
                         OFFICERS, EMPLOYEES AND AGENTS,
                                AND OTHER MATTERS

7.1      Limitation of Liability of Shareholders,
           Trustees, Officers, Employees and Agents
           for Obligations of the Trust....................................  41


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                                      -iii-

7.2      Express Exculpatory Clauses and Instruments.......................  41
7.3      Limitation of Liability of Trustees, Officers,
           Employees and Agents to the Trust and to
           Shareholders for Acts and Omissions.............................  42
7.4      Indemnification and Reimbursement of
           Trustees, Officers, Employees and
           Agents .........................................................  42
7.5      Certain Definitions...............................................  44
7.6      Indemnification and Reimbursement of
           Shareholders....................................................  45
7.7      Right of Trustees, Officers, Employees and
           Agents to Own Shares or Other Property
           and to Engage in Other Business.................................  45
7.8      Transactions Between Trustees, Officers,
           Employees or Agents and the Trust...............................  46
7.9      Independent Counsel...............................................  48
7.10     Persons Dealing with Trustees, Officers,
           Employees or Agents.............................................  48
7.11     Reliance..........................................................  48


                                  ARTICLE VIII
                       DURATION, AMENDMENT AND TERMINATION
                                    OF TRUST

8.1      Duration of Trust.................................................  49
8.2      Termination of Trust..............................................  49
8.3      Amendment Procedure...............................................  50
8.4      Amendments Effective..............................................  51
8.5      Transfer to Successor.............................................  51


                                   ARTICLE IX
                                  MISCELLANEOUS

9.1      Applicable Law....................................................  51
9.2      Index and Headings for Reference Only.............................  52
9.3      Successors in Interest............................................  52
9.4      Inspection of Records.............................................  52
9.5      Counterparts......................................................  52
9.6      Provisions of the Trust in Conflict with
           Law or Regulations; Severability................................  52
9.7      Certifications....................................................  53

             THIRD AMENDMENT AND RESTATEMENT OF DECLARATION OF TRUST

                                       OF

                            HEALTH AND REHABILITATION
                                PROPERTIES TRUST

                              Changing its Name to

                     Health and Retirement Properties Trust

                              Dated October 9, 1986
                     As Amended and Restated on July 1, 1994

                     --------------------------------------


         The Declaration of Health and Rehabilitation Properties Trust (the "Trust"), as filed with the Maryland Department of Assessments and Taxation on October 9, 1986 and as amended on September 27, 1987, July 23, 1992 and July 30, 1993 (the "Declaration"), is hereby amended and restated as follows:

         DECLARATION OF TRUST made as of the date set forth above by the undersigned Trustees.

                                                    WITNESSETH:

         WHEREAS, the Trustees desire to create a trust for the principal purpose of investing in real property and interests therein; and

         WHEREAS, the Trustees desire that such trust qualify as a "real estate investment trust" under the REIT Provisions of the Internal Revenue Code, and under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland; and

         WHEREAS, in furtherance of such purpose the Trustees intend to acquire certain real property and interests therein and to hold, manage and dispose of all such property as Trustees in the manner hereinafter stated; and


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                                       -2-

         WHEREAS,  it is proposed that the  beneficial  interest in the Trust be
divided  into  transferable   Shares  of  Beneficial   Interest,   evidenced  by
certificates therefor, as hereinafter provided;

         NOW, THEREFORE, it is hereby agreed and declared that the Trustees will hold any and all property of every type and description which they are acquiring or may hereafter acquire as Trustees, together with the proceeds thereof, in trust, to manage and dispose of the same for the benefit of the holders from time to time of the Shares of Beneficial Interest being issued and to be issued hereunder in the manner and subject to the stipulations contained herein.


                                    ARTICLE I

                             THE TRUST; DEFINITIONS

         1.1 Name. The name of the Trust created by this Declaration of Trust shall be "Health and Retirement Properties Trust" and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees collectively but not individually or personally nor to the officers, agents, employees or Shareholders of the Trust or of such Trustees. Under circumstances under which the Trustees determine that the use of such name is not practicable or under circumstances in which the Trustees are contractually bound to change that name, they may use such other designation or they may adopt another name under which the Trust may hold property or conduct its activities.

         1.2 Places of Business. The Trust shall maintain an office in Maryland at CT Corporation or such other place in Maryland as the Trustees may determine from time to time. The Resident Agent of the Trust at such office shall be The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland, 21202. The Trust may change such Resident Agent from time to time as the Trustees shall determine. The Trust may have such other offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.



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                                       -3-

         1.3 Nature of Trust. The Trust shall be a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland. It is also intended that the Trust shall carry on a business as a "real estate investment trust" as described in the REIT Provisions of the Internal Revenue Code. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation or joint stock company (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code) nor shall the Trustees or Shareholders or any of them for any purpose be, nor be deemed to be, nor be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust in accordance with the rights conferred upon them by this Declaration.

         1.4 Definitions. The terms defined in this Section 1.4., wherever used in this Declaration, shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Whenever the singular number is used in this Declaration and when permitted by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa. Where applicable, calculations to be made pursuant to any such definition shall be made in accordance with generally accepted accounting principles as in effect from time to time except as otherwise provided in such definition.

         (a) Advisor. "Advisor" shall mean the Person employed by the Trustees in accordance with the provisions of Article IV.

         (b) Affiliate. "Affiliate" shall mean, as to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person that owns beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, general partner or trustee of such Person or of any Person controlling, controlled by or under common control with such Person (excluding trustees who are not otherwise an Affiliate of such Person).

         (c) Affiliated Trustee. "Affiliated Trustee" shall mean a Trustee who is not an Independent Trustee.

         (d) Annual Meeting of Shareholders. "Annual Meeting of Shareholders" shall mean the meeting described in the first sentence of Section 6.9.

         (e) Annual Report.  "Annual Report" shall have the meaning set forth in
Section 6.11(a).

         (f) Average Invested Real Estate Assets. "Average Invested Real Estate Assets" for any period shall mean the average of the aggregate book value of the consolidated assets of the Company invested, directly or indirectly, in equity interests in, and loans secured by, real estate and personal property associated with such real estate, before reserves for depreciation or bad debt or other similar non-cash reserves, calculated by taking the average of such values at the end of each month during such period.

         (g) Book Value. "Book Value" of an asset or assets shall mean the value of such asset or assets of the Trust on the books of the Trust, without deduction for depreciation or other asset valuation reserves and without deduction for mortgages or other security interests to which such asset or assets are subject, except that no asset shall be valued at more than its fair market value as determined by or under procedures adopted by the Trustees, and the underlying assets of a partnership, joint venture or other form of indirect ownership, to the extent of the Trust's interest therein, shall be valued as if owned directly by the Trust.

         (h) Bylaws. "Bylaws" shall have the meaning set forth in Section 3.3.

         (i) Declaration. "Declaration" or "this Declaration" shall mean this Declaration of Trust, as amended, restated or modified from time to time. References in this Declaration to "herein" and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text, article or section in which such words appear.

         (j)      [Intentionally left blank].



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                                       -5-

         (k) Independent Trustee. "Independent Trustee" shall mean a Trustee who, in his individual capacity, (i) is neither an Affiliate of, nor has any material business or professional relationship with, the Advisor or any other Person whom the Trustees may pursuant to Section 6.14(c) hereof permit to purchase in excess of 8.5% of the Trust's Shares (provided, however, that any Trustee affiliated with an underwriter shall not cease to be an Independent Trustee solely on the basis of such underwriter's purchase of Shares in connection with any public offering of the Trust's Shares), and (ii) does not perform any services for the Trust except as Trustee.

         (l) Internal Revenue Code. "Internal Revenue Code" shall mean the Internal Revenue Code of 1954, as now enacted or hereafter amended, or successor statutes and applicable rules and regulations thereunder.

         (m) Invested Assets. "Invested Assets" shall mean the Book Value of all the Real Estate Investments of the Trust.

         (n) Mortgage Loans. "Mortgage Loans" shall mean notes, debentures, bonds and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, and which are secured or collateralized by Mortgages.

         (o) Mortgages. "Mortgages" shall mean mortgages, deeds of trust or other security interests in Real Property.

         (p) Net Assets. "Net Assets" shall mean the total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

         (q) Net Income. "Net Income" for any period shall be calculated on the basis of the Trust's audited financial statements and shall mean total revenues applicable to such period, less the expenses applicable to such period, other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

         (r) Person. "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other entities and governments and agencies and political subdivisions thereof.

         (s) Real Estate Investment. "Real Estate Investment" shall mean any direct or indirect investment in any interest in Real Property or in any Mortgage Loan, or in any Person whose principal purpose is to make any such investment.

         (t) Real Property. "Real Property" shall mean and include land leasehold interests (including but not limited to interests of a lessor or lessee therein), rights and interests in land, and in any buildings, structures, improvements, furnishings and fixtures located on or used in connection with land or interests therein, but does not include investments in Mortgages, Mortgage Loans or interests therein.

         (u) REIT. "REIT" shall mean a real estate investment trust as defined in the REIT Provisions of the Internal Revenue Code.

         (v) REIT Provisions of the Internal Revenue Code. "REIT Provisions of the Internal Revenue Code" shall mean Parts II and III of Subchapter M of Chapter 1 of Subtitle A of the Internal Revenue Code or any successor provision.

         (w) Securities. "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

         (x) Shareholders. "Shareholders" shall mean as of any particular time all holders of record of outstanding Shares at such time.

         (y) Shares. "Shares" or, as the context may require, "shares" shall mean the shares of beneficial interest of the Trust as described in Section 6.1 hereof.

         (z) Total Assets. "Total Assets" shall mean the Book Value of all the assets of the Trust, as such Book Value appears on the most recent quarterly balance sheet of the Trust.

         (aa) Total Operating Expenses. "Total Operating Expenses" shall be calculated on the basis of the Trust's annual audited financial statements and shall mean the aggregate annual expenses regarded as ordinary operating expenses (including any compensation payable to the Advisor), exclusive of the following:

         (i)      interest payments and any other cost of borrowed money;

         (ii) taxes on income and taxes and assessments on real property, if any, and all other taxes applicable to the Trust;

         (iii) legal, auditing, accounting, underwriting, brokerage, listing, reporting, registration and other fees, and printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, trading, registration and stock exchange listing of the Trust's securities, including transfer agent's, registrar's and indenture trustee's fees and charges;

                  (A) expenses of organizing, restructuring, reorganizing or terminating the Trust, or of revising, amending, converting or modifying the Trust's organizational documents;

                  (B) expenses directly connected with the acquisition, disposition and ownership of real estate interests or other property (including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair, improvement and local management of property), other than expenses with respect thereto of employees of the Advisor, to the extent that such expenses are to be borne by the Advisor pursuant to the terms of the advisory contract;

         (iv)     non-cash   provisions   for   depreciation,    depletion   and
                  amortization;

         (v) losses on the disposition of assets and provisions for such losses; and

         (vi) other extraordinary charges including, without limitation, litigation costs.

         (bb) Trust. "Trust" shall mean the Trust created by this Declaration.

         (cc) Trustees. "Trustees" shall mean, as of any particular time, the original signatories hereto as long as they hold office hereunder and additional and successor Trustees, and shall not include the officers, employees or agents of the Trust or the Shareholders. Nothing herein shall be deemed to preclude the Trustees from also serving as officers, employees or agents of the Trust or owning Shares.

        (dd) Trust Estate. "Trust Estate" shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed or paid to or purchased by the Trust or Trustees and all rents, income, profits and gains therefrom and which at such time is owned or held by or for the Trust or the Trustees.


                                   ARTICLE II

                                    TRUSTEES

        2.1 Number, Term of Office and Qualifications of Trustees. There shall be no fewer than three (3) nor more than twelve (12) Trustees. The exact number of Trustees shall be five (5) until changed by a two-thirds (2/3) vote of the Trustees or by an amendment of this Declaration duly adopted by the Shareholders. The Board of Trustees shall be classified into three groups, with two (2) Trustees in Group I, two (2) Trustees in Group II, and one (1) Trustee in Group III. Each Trustee in Group I shall serve for a term ending at the annual meeting of Shareholders in 1996; each Trustee in Group II shall serve for a term ending at the annual meeting of Shareholders in 1997; and the Trustee in Group III shall serve for a term ending at the annual meeting of Shareholders in 1995. After the respective terms of the groups indicated, each such group of Trustees shall be elected for successive terms ending at the annual meeting of Shareholders held during the third year after election.



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                                       -9-

        The names and business addresses of the current Trustees who will serve as Trustees until the expiration of their respective terms and until their successors are elected and qualify are as follows:

                         Name                           Address
                         ----                           -------

Group I:           Barry M. Portnoy               Sullivan & Worcester
                                                  One Post Office Square
                                                  Boston, MA 02109

                   John L. Harrington             990 Washington Street
                                                  Suite 315
                                                  Dedham, MA 02026

Group II:          Rev. Justinian                 St. Gabriel's Parish
                   Manning, C.P.                      Rectory
                                                  139 Washington Street
                                                  Brighton, MA 02135

                   Gerard M. Martin               M & P Partners Limited
                                                      Partnership
                                                  400 Centre Street
                                                  Newton, MA  02158

Group III:         Arthur G.                      Cumberland Farms, Inc.
                   Koumantzelis                   777 Dedham Street
                                                  Canton, MA  02021-9118

The current Trustees shall be the signatories hereto. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of term. Subject to the provisions of Section 2.3, each Trustee shall hold office until the election and qualification of his successor. There shall be no cumulative voting in the election of Trustees. A Trustee shall be an individual at least twenty-one (21) years of age who is not under legal disability. A majority of the Trustees shall at all times be persons who are Independent Trustees; provided, however, that upon a failure to comply with this requirement because of the resignation, removal or death of a Trustee who is an Independent Trustee, such requirement shall not be applicable for a period of ninety (90) days. Nominees to serve as Independent Trustees shall be nominated by the then current Independent Trustees, if any. Unless otherwise required


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                                      -10-

by law, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as Trustees shall not be required to devote their entire time to the business and affairs of the Trust.

         2.2 Compensation and Other Remuneration. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Trustees may determine from time to time. The Trustees and Trust officers shall be entitled to receive remuneration for services rendered to the Trust in any other capacity. Subject to Sections 7.7 and 7.8, such services may include, without limitation, services as an officer of the Trust, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee.

         2.3 Resignation, Removal and Death of Trustees. A Trustee may resign at any time by giving written notice to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date specified in such notice, without need for prior accounting. A Trustee may be removed at any time with or without cause by vote or consent of holders of Shares representing two-thirds of the total votes authorized to be cast by Shares then outstanding and entitled to vote thereon, or with cause by all remaining Trustees. A Trustee judged incompetent or bankrupt, or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name, shall account to the remaining Trustees as they require for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee, as the case may be.

         2.4 Vacancies. If any or all the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though fewer than three (3)) may exercise the powers of the Trustees hereunder. Vacancies (including vacancies created by increases in number) may be filled by the remaining Trustee or by a majority of the remaining Trustees (or a majority of the remaining Independent Trustees, if any, if the vacant position was formerly held by an Independent Trustee or is required to be held by an Independent Trustee) or by vote of holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 6.9. Any Trustee elected to fill a vacancy created by the resignation, removal or death of a former Trustee shall hold office for the unexpired term of such former Trustee.

         2.5 Successor and Additional Trustees. The right, title and interest of the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 or otherwise. Appropriate written evidence of the election and qualification of successor and additional Trustees shall be filed with the records of the Trust and in such other offices or places as the Trustees may deem necessary, appropriate or desirable.

         2.6 Actions by Trustees. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees; provided, however, that, whenever pursuant to Section 7.8 or otherwise the vote of a majority of a particular group of Trustees is required at a meeting, a quorum for such meeting shall be a majority of the Trustees which shall include a majority of such group. Unless specifically provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consents of a majority of the Trustees, which consents shall be filed with the records of meetings of the Trustees. Any action or actions permitted to be taken by the Trustees in connection with the business of the Trust may be taken pursuant to authority granted by a meeting of the Trustees conducted by a telephone conference call, and the transaction of Trust business represented thereby shall be of the same authority and validity as if transacted at a meeting of the Trustees held in person or by written consent. The minutes of any Trustees' meeting held by telephone shall be prepared in the same manner as a meeting of the Trustees held in person. The acquisition or disposition of any investment (other than investments in short-term investment Securities described in Section 5.1) shall require the approval of a majority of Trustees, except as otherwise provided in Section 7.8. Any agreement, deed, mortgage, lease or other instrument or writing executed by one or more of the Trustees or by any authorized Person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees or as provided in the Bylaws.

         With respect to the actions of the Trustees, Trustees who have, or are Affiliates of Persons who have, any direct or indirect interest in or connection with any matter being acted upon may be counted for all quorum purposes under this Section 2.6 and, subject to the provisions of Section 7.8, may vote on the matter as to which they or their Affiliates have such interest or connection.

         2.7 Certification of Changes in Trustees. No alteration in the number of Trustees, no removal of a Trustee and no election or appointment of any individual as Trustee (other than an individual who was serving as a Trustee immediately prior to such election or appointment) shall become effective unless and until there shall be delivered to the secretary of the Trust an instrument in writing signed by a majority of the Trustees, certifying to such alteration in the number of Trustees and/or to such removal of a Trustee and/or naming the individual so elected or appointed as Trustee, together with his written acceptance thereof and agreement to be bound thereby.

         2.8 Committees. The Trustees may appoint an audit committee and such other standing committees as the Trustees determine. Each standing committee shall consist of three or more members, provided, however, that the Trustees may appoint a standing committee consisting of at least one Trustee and two non-Trustees. Notwithstanding the foregoing, however, all members of the audit committee shall be Independent Trustees. A majority of the members of each other standing committee comprised solely of Trustees shall be Independent Trustees; provided, however, that upon a failure to comply with this requirement because of the resignation, removal or death of a Trustee who is an Independent Trustee, such requirement shall not be applicable for a period of ninety (90) days. Each committee shall have such powers, duties and obligations as the Trustees may deem necessary or appropriate. The standing committees shall report their activities periodically to the Trustees.


                                   ARTICLE III

                                TRUSTEES' POWERS

         3.1 Power and Authority of Trustees. The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and may do all such acts and things as in their sole judgment and discretion are necessary for or incidental to or desirable for the carrying out of or conducting the business of the Trust. Any construction of this Declaration or any determination made in good faith by the Trustees as to the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid powers or the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

         3.2 Specific Powers and Authority. Subject only to the express limitations contained in this Declaration and in addition to any powers and authority conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule or law, the Trustees without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

                  (a) to retain, invest and reinvest the capital or other funds of the Trust in, and to acquire, purchase, or own, real or personal property of any kind, whether tangible or intangible, wherever located in the world, and make commitments for such investments, all without regard to whether any such property is authorized by law for the investment of trust funds or produces or may produce income; to possess and exercise all the rights, powers and privileges appertaining to the ownership of the Trust Estate; and to increase the capital of the Trust at any time by the issuance of any additional authorized Shares (subject to Section 5.2(e)) or other Securities of the Trust for such consideration as they deem advisable;

                  (b) without  limitation  of the powers set forth in  paragraph
         (a) above, to invest in, purchase or otherwise acquire for such consideration as they deem proper, in cash or other property or through the issuance of shares or through the issuance of notes, debentures, bonds or other obligations of the Trust, and to hold for investment, the entire or any participating interests in any Mortgage Loans or interest in Real Property, including ownership of, or participations in the ownership of, or rights to acquire, equity interests in Real Property or in Persons owning, developing, improving, operating or managing Real Property, which interests may be acquired independently of or in connection with other investment activities of the Trust and, in the latter case, may include rights to receive additional payments based on gross income or rental or other income from the Real Property or improvements thereon; to invest in loans secured by the pledge or transfer of Mortgage Loans;

                  (c) to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any and all the Trust Estate by deeds (including deeds in lieu of foreclosure), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or nominee of the Trust, provided that no disposition of a Real Estate Investment shall be accomplished without the approval of a majority of the Trustees;

                  (d) to issue Shares, bonds, debentures, notes or other evidences of indebtedness, which may be secured or unsecured and may be subordinated to any indebtedness of the Trust, to such Persons for such cash, property or other consideration (including Securities issued or created by, or interests in, any Person) at such time or times and on such terms as the Trustees may deem advisable and to list any of the foregoing Securities issued by the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities, and to cause the instruments evidencing such Securities to bear an actual or facsimile imprint of the seal of the Trust (if the Trustees shall have adopted such a seal) and to be signed by manual or facsimile signature or signatures (and to issue such Securities, whether or not any Person whose manual or facsimile signature shall be imprinted thereon shall have ceased to occupy the office with respect to which such signature was authorized), provided that, where only facsimile signatures for the Trust are used, the instrument shall be countersigned manually by a transfer agent, registrar or other authentication agent; and to issue any of such Securities of different types in combinations or units with such restrictions on the separate transferability thereof as the Trustees shall determine;

                  (e) to enter into leases of real and personal property as lessor or lessee and to enter into contracts, obligations and other agreements for a term, and to invest in obligations having a term, extending beyond the term of office of the Trustees and beyond the possible termination of the Trust, or having a lesser term;

                  (f) to borrow money and give negotiable or non negotiable instruments therefor; or guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interest in, encumber or hypothecate the Trust Estate to secure any indebtedness of the Trust or any other of the foregoing obligations of the Trust;

                  (g)  to lend money, whether secured or unsecured;

                  (h)  to create reserve funds for any purpose;

                  (i) to incur and pay out of the Trust Estate any charges or expenses, and to disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including without limitation taxes and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part hereof, and for any of the purposes herein;

                  (j) to deposit funds of the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees or officers, employees or agents, of the Trust) as the Trustees may determine;

                  (k) to possess and exercise all the rights, powers and privileges pertaining to the ownership of all or any Mortgages or Securities issued or created by, or interests in, any Person, forming part of the Trust Estate, to the same extent that an individual might do so, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action, and may include the exercise of discretionary powers;

                  (l) to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Estate or any part or parts thereof to or with any such Person or any existing Person in exchange for the Securities thereof or otherwise, and to merge or consolidate the Trust with or into any Person or merge or consolidate any Person into the Trust, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any Person in which the Trust holds or is about to acquire Securities or any other interest;

                  (m) to enter into joint ventures, general or limited partnerships, participation or agency arrangements and any other lawful combinations or associations, and to act as a general or limited partner provided, however, that the Trustees may not enter into any such joint venture or other association as aforesaid unless it has first received from counsel an opinion to the effect that such joint venture or other association as aforesaid will be treated for tax purposes as a partnership;

                  (n) to elect, appoint, engage or employ such officers for the Trust as the Trustees may determine, who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms, as may be prescribed by the Trustees or by the Bylaws; to engage or employ any Persons (including, subject to the provisions of Sections 7.7 and 7.8, any Trustee or officer, agent or employee of the Trust and any Person in which any Trustee, officer or agent is directly or indirectly interested or with which he is directly or indirectly connected) as agents, representatives, employees, or independent contractors (including without limitation real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed; and
         to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other Persons; provided, however, that no such delegation shall be made to an Affiliate of the Advisor, except with the approval of a majority of the Independent Trustees;

                  (o) to determine or cause to be determined from time to time the value of all or any part of the Trust Estate and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue or cause to be revalued all or any part of the Trust Estate in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory;

                  (p) to collect, sue for and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the Trust Estate or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof;

                  (q) to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization of obligors to the Trust;

                  (r) to self-insure or to purchase and pay for out of the Trust Estate insurance contracts and policies, including contracts of indemnity, insuring the Trust Estate against any and all risks and insuring the Trust and/or all or any of the Trustees, the Shareholders, or the officers, employees or agents of the Trust against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, Shareholders, officers, employees or agents, whether or not the Trust would have the power to indemnify such Person or Persons against any such claim or liability;

                  (s) to cause legal title to any of the Trust Estate to be held by and/or in the name of the Trustees, or, except as prohibited by law, by and/or in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner and with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein;

                  (t) to adopt a fiscal year for the Trust, and from time to time to change such fiscal year;

                  (u) to adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust);

                  (v) to the extent permitted by law, to indemnify or enter into agreements with respect to indemnification with any Person with which the Trust has dealings, including without limitation any broker/dealer, investment bank, investment advisor or independent contractor, to such extent as the Trustees shall determine;

                  (w)  to confess judgment against the Trust;

                  (x)  to discontinue the operations of the Trust;

                  (y) to repurchase or redeem Shares and other Securities issued by the Trust;

                  (z) to declare and pay dividends or distributions, consisting of cash, property or Securities, to the holders of Shares of the Trust out of any funds legally available therefor; and

                  (aa) to do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust and to carry out the provisions of this Declaration.

         3.3 Bylaws. The Trustees may make or adopt and from time to time amend or repeal Bylaws (the "Bylaws") not inconsistent with law or with this Declaration, containing provisions relating to the business of the Trust and the conduct of its affairs and in such Bylaws may define the duties of the officers, employees and agents of the Trust.


                                   ARTICLE IV

                                     ADVISOR

         4.1 Employment of Advisor. The Trustees are responsible for the general policies of the Trust and for the general supervision of the business of the Trust conducted by all officers, agents, employees, advisors, managers or independent contractors of the Trust. However, the Trustees are not and shall not be required personally to conduct the business of the Trust, and, consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ or contract with any Person (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be directors, officers, stockholders, partners or trustees) as the Trustees may deem necessary or proper for the transaction of the business of the Trust. The Trustees may therefore employ or contract with such Person (herein referred to as the "Advisor") and, consistent with their ultimate responsibility as set forth in this Section 4.1, the Trustees may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by trustees. The Advisor shall be required to use its best efforts to supervise the operation of the Trust in a manner consistent with the investment policies and objectives of the Trust.

         Subject to the provisions of Sections 4.2 and 7.8 hereof, the Trustees shall have the power to determine the terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract for advisory services. The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

         4.2 Term. The Trustees shall not enter into any advisory contract with the Advisor unless such contract has an initial term of not more than one year, provides for annual renewal or extension thereafter, provides for termination thereof by the Trustees without cause at any time upon sixty (60) days' written notice by the Trustees, by affirmative vote or written consent of a majority of the Independent Trustees, and provides for termination thereof by the Advisor without cause at any time after the expiration of a period specified in such contract (which period shall not be shorter than the original term) without penalty upon sixty (60) days' written notice by the Advisor. In the event of the termination of an advisory contract, the terminated Advisor shall be required to cooperate with the Trust and take all reasonable steps requested to assist the Trustees in making an orderly transition of the advisory function. It shall be the duty of the Trustees annually to evaluate the performance of the Advisor, and the Independent Trustees have a fiduciary duty to the Shareholders to supervise the relationship of the Trust with the Advisor.

         4.3 Other Activities of Advisor. The Advisor shall not be required to administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to other investors or any other Persons (including other REITs) and the management of other investments. The Trustees may request the Advisor to engage in certain other activities which complement the Trust's investments, and the Advisor may receive compensation or commissions therefor from the Trust or other Persons.

         Neither the Advisor nor (subject to any applicable provisions of Section 7.7) any Affiliate of the Advisor shall be obligated to present any particular investment opportunities to the Trust, even if such opportunities are of a character such that, if presented to the Trust, they could be taken by the Trust, and, subject to the foregoing, each of them shall be protected in taking for its own account or recommending to others any such particular investment opportunity.

         Notwithstanding the foregoing, the Advisor shall be required to use its best efforts to present the Trust with a continuing and suitable program consistent with the investment policies and objectives of the Trust and with investments which are representative of, comparable with and on similar terms as investments being made by Affiliates of the Advisor, or by the Advisor for its own account or for the account of any Person for whom the Advisor is providing advisory services. In addition, the Advisor shall be required to, upon the request of any Trustee, promptly furnish the Trustees with such information on a confidential basis as to any investments within the investment policies of the Trust made by Affiliates of the Advisor or by the Advisor for its own account or for the account of any Person for whom the Advisor is providing advisory services.

         4.4 Advisor Compensation. The Trustees, including a majority of the Independent Trustees, shall at least annually review generally the performance of the Advisor in order to determine whether the compensation which the Trust has contracted to pay to the Advisor is reasonable in relation to the nature and quality of services performed and whether the provisions of the advisory contract with the Advisor are being carried out. Each such determination shall be based on such of the following and other factors as the Trustees (including the Independent Trustees) deem appropriate and shall be reflected in the minutes of the meetings of the Trustees:

                  (a) the size of the advisory fee in relation to the size, composition and profitability of the portfolio of the Trust;

                  (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Trust;

                  (c) the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

                  (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Trust, including loan administration, underwriting or brokerage commissions and servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business;

                  (e) the quality and extent of service and advice furnished by the Advisor;

                  (f) the performance of the investment portfolio of the Trust, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

                  (g) the quality of the portfolio of the Trust in relationship to any investments generated by the Advisor for its own account.

         4.5 Annual Total  Operating  Expenses.  Each advisory  contract with an
Advisor shall provide that the Total Operating Expenses of the Trust shall not exceed in any fiscal year the lower of:

                  (a) the greater of (i) two percent (2%) of the Average Invested Real Estate Assets for such fiscal year or (ii) twenty-five percent (25%) of the Net Income for such fiscal year (calculated before the deduction therefrom of such Total Operating Expenses); or

                  (b) the lowest of any applicable operating expense limitations that may be imposed by law or regulation in a state in which any securities of the Trust are or will be qualified for sale or by a national securities exchange on which any securities of the Trust are or may be listed, as such limitations may be altered from time to time.

         The Independent Trustees shall at least annually determine whether the total fees and expenses of the Trust are reasonable in light of the investment experience of the Trust, its Net Assets, its Net Income and the fees and expenses of comparable REITs. Each such determination shall be reflected in the minutes of meetings of the Trustees.

         Within sixty (60) days after the end of any fiscal quarter of the Trust ending on or after December 31, 1987 for which Total Operating Expenses (for the twelve months then ended) exceed either of the expense limitations provided in subparagraph (a) of this Section 4.5, the Trust shall send to the Shareholders a written disclosure of such fact, together with an explanation of the factors, if any, which the Trustees (including a majority of the Independent Trustees) have concluded were sufficiently unanticipated, unusual or nonrecurring to justify such higher Total Operating Expenses.

         Each advisory contract with the Advisor shall provide that in the event that the Total Operating Expenses exceed any of the limitations provided in this
Section 4.5, then the Advisor shall refund to the Trust the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Trust exceed the limitations herein provided; provided, however, that with respect to the limitations provided in subparagraph (a) of this Section 4.5, only so much of such excess need be refunded as the Trustees, including a majority of the Independent Trustees, shall have found to be unjustified as provided above.


                                    ARTICLE V

                         INVESTMENT POLICY AND POLICIES
                             WITH RESPECT TO CERTAIN
                          DISTRIBUTIONS TO SHAREHOLDERS

         5.1 Statement of Policy. It shall be the general objectives of the Trust (i) to provide current income for distribution to Shareholders through investments in income-producing rehabilitation, health care and related facilities and other real estate investments, (ii) to provide Shareholders with the opportunity for additional returns through participation in any increases in the operating revenues of investment properties, (iii) to provide Shareholders with the opportunity to realize income from investments in income-producing properties to be financed by the issuance of additional Shares or debt, (iv) to provide Shareholders with the opportunity to realize capital growth resulting from appreciation, if any, in the residual value of investment properties and
(v) to preserve and protect Shareholders' capital. These general objectives shall be pursued in a manner consistent with the investment policies specified in the remainder of this Section 5.1.

         While the Trustees are authorized pursuant to Article III to invest the Trust Estate in a wide variety of investments, it shall be the policy of the Trustees to invest the initial portion of the Trust Estate primarily in income-producing rehabilitation, health care and related facilities including, without limitation, acute care and rehabilitation hospitals, skilled nursing and intermediate care facilities, retirement centers, congregate living facilities, medical office buildings, health care related hotels, outpatient rehabilitation centers, community re-entry/re-training facilities and facilities housing other health care and related products and services.

         The Trust may make secured borrowings to make permitted additional Real Estate Investments and secured or unsecured borrowings for normal working capital needs, including the repair and maintenance of properties in which it has invested, tenant improvements and leasing commissions. The Trust may make such borrowings from third parties or, subject to approval by a majority of the Independent Trustees, from Affiliates of the Advisor. Interest and other financing charges or fees to be paid on loans from such Affiliates will not exceed the interest and other financing charges or fees which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area.

         To the extent that the Trust Estate has assets not otherwise invested in accordance with this Section 5.1, it shall be the policy of the Trustees to invest such assets in (i) U.S. government Securities; (ii) Securities of U.S. government agencies; (iii) bankers' acceptances; (iv) bank certificates of deposit; (v) interest-bearing deposits in commercial banks; (vi) participations in pools of mortgages or bonds and notes (such as Federal Home Loan Mortgage
Corporation  participation  sale  certificates,   Government  National  Mortgage
Association modified pass-through certificates and Federal National Mortgage Association bonds and notes; (vii) bank repurchase agreements covering the Securities of the United States or agencies or instrumentalities thereof; and
(viii) other short-term investments consistent with the Trust's intention to qualify as a REIT under the Internal Revenue Code.

         It shall be the policy of the Trustees to make investments in such manner as to comply with the requirements of the Internal Revenue Code with respect to the composition of the investments and the derivation of the income of a real estate investment trust as defined in the REIT Provisions of the Internal Revenue Code; provided, however, that no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue

Code, except for that arising from his own wilful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         5.2 Prohibited Investments and Activities. The Trustees shall not engage in any of the following investment practices or activities:

                  (a) investing in any junior mortgage loan unless by appraisal or other method the Independent Trustees determine that (a) capital invested in any such loan is adequately secured on the basis of the equity of the borrower in the property underlying such investment and the ability of the borrower to repay the mortgage loan or (b) such loan is a financing device entered into by the Trust to establish the priority of its capital investment over the capital invested by others investing with the Trust in a real estate project;

                  (b) investing in commodities or commodity futures contracts (other than interest rate futures, when used solely for hedging purposes);

                  (c) investing more than 1% of the Trust's total assets in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title;

                  (d) issuing Securities that are redeemable at the option of the holders thereof;

                  (e) granting warrants or options to purchase shares of beneficial interest of the Trust unless such warrants or options (i) are issued at an exercise price greater than or equal to the fair market value of the shares of beneficial interest of the Trust on the date of the grant and for consideration (including services) that in the judgment of a majority of the Independent Trustees has a market value at least equal to the value of the warrant or option on the date of grant, (ii) are exercisable within ten years from the date of grant and (iii) when aggregated with all other outstanding options and warrants are less than 10% of the value of the outstanding shares of beneficial interest of the Trust on the date of grant; provided that the terms of warrants or options that are issued ratably to all holders of shares of beneficial interest or as part of a financing arrangement need not meet the above restrictions;

                  (f) holding equity investments in unimproved, non-income producing real property, except such properties as are currently undergoing development or are presently intended to be developed within one year, together with mortgage loans on such property (other than first mortgage development loans), aggregating to more than 10% of the Trust's assets;

                  (g)   engaging  in  trading  (as  compared   with   investment
         activities), or engaging in the underwriting of or distributing as agent of the Securities issued by others;

                  (h) making secured and unsecured borrowings which in the aggregate exceed 300% of the Net Assets of the Trust, unless approved by a majority of the Independent Trustees, and disclosed to shareholders;

                  (i) undertaking any activity that would disqualify the Trust as a real estate investment trust under the provisions of the Code as long as a real estate investment trust is accorded substantially the same treatment or benefits under the United States tax laws from time to time in effect as under Sections 856-860 of the Code at the date of adoption of the Trust's Declaration of Trust; and

                  (j) using or applying land for farming, agriculture, horticulture or similar purposes in violation of Section 8-302(b) of the Corporations and Associations Article of the Annotated Code of Maryland.

         5.3 Appraisals. If the Trustees shall at any time purchase Real Property, or interests therein, the consideration paid therefor shall generally be based upon the fair market value thereof as determined by an appraisal by a person who is not an Affiliate of the Trust or the Advisor and who is, in the sole judgment of the Trustees, properly qualified to make such a determination.

         5.4 Change in Investment Policies. The investment policies set out in this Article V may be changed by a vote of a majority of the Trustees, including a majority of the Independent Trustees.


                                   ARTICLE VI

                           THE SHARES AND SHAREHOLDERS

         6.1 Description of Shares. The interest of the Shareholders shall be divided into 200,000,000 shares of beneficial interest which shall be known collectively as "Shares," all of which shall be validly issued, fully paid and non-assessable by the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split. There shall be two classes of Shares: 50,000,000 shares of one such class shall be known as "Preferred Shares" and 150,000,000 shares of the other such class shall be known as "Common Shares," each such class having $.01 par value per share. Each holder of Shares shall as a result thereof be deemed to have agreed to and be bound by the terms of this Declaration. The Shares may be issued for such consideration as the Trustees shall deem advisable. The Trustees are hereby expressly authorized at any time, and from time to time, to provide for issuance of Shares upon such terms and conditions and pursuant to such agreements as the Trustees may determine. The Trustees are hereby expressly authorized at any time, and from time to time, without Shareholder approval, to amend this Declaration to increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has authority to issue.

         The Trustees are hereby expressly authorized at any time, and from time to time, without Shareholder approval, to set (or change if such class has previously been established) the par value, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms, or conditions of redemption, of the Preferred Shares, and such Preferred Shares may further be divided by the Trustees into classes or series.

         Except as otherwise determined by the Trustees with respect to any class or series of Preferred Shares, the holders of Shares shall be entitled to the rights and powers hereinafter set forth in this Section 6.1: The holders of Shares shall be entitled to receive, when and as declared from time to time by the Trustees out of any funds legally available for the purpose, such dividends or distributions as may be declared from time to time by the Trustees. In the event of the termination of the Trust pursuant to Section 8.1 or otherwise, or upon the distribution of its assets, the assets of the Trust available for payment and distribution to Shareholders shall be distributed ratably among the holders of Shares at the time outstanding in accordance with Section 8.2. All Shares shall have equal non-cumulative voting rights at the rate of one vote per Share, and equal dividend, distribution, liquidation and other rights, and shall have no preference, conversion, exchange, sinking fund or redemption rights. Absent a contrary written agreement of the Trust authorized by the Trustees, and notwithstanding any other determination by the Trustees with respect to any class or series of Preferred Shares, no holder of Shares or Preferred Shares shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of Shares of any class whatsoever of the Trust, or of securities convertible into any shares of any class whatsoever of the Trust, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

         6.2   Certificates.   Ownership   of  Shares   shall  be  evidenced  by
certificates. Every Shareholder shall be entitled to receive a certificate, in such form as the Trustees shall from time to time approve, specifying the number of Shares of the applicable class held by such Shareholder. Subject to Sections
6.6 and 6.14(c) hereof, such certificates shall be treated as negotiable and title thereto and to the Shares represented thereby shall be transferred by delivery thereof to the same extent in all respects as a stock certificate, and the Shares represented thereby, of a Maryland business corporation. Unless otherwise determined by the Trustees, such certificates shall be signed by the Chairman, if any, and the President and shall be countersigned by a transfer agent, and registered by a registrar if any, and such signatures may be facsimile signatures in accordance with Section 3.2(d) hereof. There shall be filed with each transfer agent a copy of the form of certificate so approved by the Trustees, certified by the Chairman, President, or Secretary, and such form shall continue to be used unless and until the Trustees approve some other form.

         In furtherance of the provisions of Sections 6.1 and 6.14(c) hereof, each Certificate evidencing Shares shall contain a legend imprinted thereon to substantially the following effect or such other legend as the Trustees may from time to time adopt:

         REFERENCE  IS MADE TO THE  DECLARATION  OF  TRUST  OF THE  TRUST  FOR A
         STATEMENT OF ALL THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF EACH CLASS OR SERIES OF SHARES THAT THE TRUST IS AUTHORIZED TO ISSUE, THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES OF ANY PREFERRED OR SPECIAL CLASS OF SHARES IN SERIES, TO THE EXTENT THEY HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE TRUSTEES TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. ANY SUCH STATEMENT SHALL BE FURNISHED WITHOUT CHARGE ON REQUEST TO THE TRUST AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

         IF NECESSARY TO EFFECT COMPLIANCE BY THE TRUST WITH REQUIREMENTS OF THE INTERNAL REVENUE CODE RELATING TO REAL ESTATE INVESTMENT TRUSTS, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE REDEEMED BY THE TRUST AND/OR THE TRANSFER THEREOF MAY BE PROHIBITED ALL UPON THE TERMS AND CONDITIONS SET FORTH IN THE DECLARATION OF TRUST. THE TRUST WILL FURNISH A COPY OF SUCH TERMS AND CONDITIONS TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

         6.3 Fractional Shares. In connection with any issuance of Shares, the Trustees may issue fractional Shares or may adopt provisions for the issuance of scrip including without limitation, the time within which any such scrip must be surrendered for exchange into full Shares and the rights, if any, of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive proportional distributions, and the rights, if any, to redeem scrip for cash, or the Trustees may in their discretion, or if they see fit at the option of, each holder, provide in lieu of scrip for the adjustment of the fractions in cash. The provisions of Section 6.2 hereof relative to certificates for Shares shall apply so far as applicable to such scrip, except that such scrip may in the discretion of the Trustees be signed by a transfer agent alone.

         6.4 Legal Ownership of Trust Estate. The legal ownership of the Trust Estate and the right to conduct the business of the

Trust are vested exclusively in the Trustees (subject to Section 3.2(s)), and the Shareholders shall have no interest therein (other than beneficial interest in the Trust conferred by their Shares issued hereunder) and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Estate.

         6.5 Shares Deemed Personal Property. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth or provided for in this Declaration. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise, except the sole right to demand and, subject to the provisions of this Declaration, the Bylaws and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

         6.6 Share Record; Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. The Trust, the Trustees and the officers, employees and agents of the Trust shall be entitled to deem the Persons in whose names certificates are registered on the records of the Trust to be the absolute owners of the Shares represented thereby for all purposes of the Trust; but nothing herein shall be deemed to preclude the Trustees or officers, employees or agents of the Trust from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive.

         Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee and in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such releases from applicable governmental authorities as may be required by the Trustees or transfer agent. In case of the loss, mutilation or destruction of any certificate for shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this Declaration shall impose upon the Trustees or a transfer agent a duty, or limit their rights, to inquire into adverse claims.

         6.7 Dividends or Distributions to Shareholders. Subject to Section 5.1, the Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash, property or assets of the Trust or Securities issued by the Trust, out of current or accumulated income, capital, capital gains, principal, interest, surplus, proceeds from the increase or financing or refinancing of Trust obligations, or from the sale of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine. Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The Trustees shall furnish the Shareholders with a statement in writing advising as to the source of the funds so distributed not later than ninety (90) days after the close of the fiscal year in which the distribution was made.

         6.8 Transfer Agent, Dividend Disbursing Agent and Registrar. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents and registrars (including the Advisor or its Affiliates) and to authorize them on behalf of the Trust to keep records to hold and to disburse any dividends or distributions and to have and perform, in respect of all original issues and transfers of Shares, dividends and distributions and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of a Maryland business corporation.

         6.9 Shareholders' Meetings. There shall be an annual meeting of the Shareholders, at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Trustees shall be elected and any other proper business may be conducted. The Annual Meeting of Shareholders shall be held no fewer than 30 days after delivery to the Shareholders of the Annual Report and within six (6) months after the end of each fiscal year, commencing with the fiscal year ending December 31, 1986. Special meetings of Shareholders may be called by the chief executive officer of the Trust or by a majority of the Trustees or of the Independent Trustees and shall be called by the chief executive officer of the Trust upon the written request of Shareholders holding in the aggregate not less than ten percent (10%) of the total votes authorized to be cast by the outstanding Shares of the Trust entitled to vote at such meeting in the manner provided in the Bylaws. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Notice of any special meeting shall state the purposes of the meeting.

         The holders of Shares entitled to vote at the meeting representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote on any question present in person or by proxy shall constitute a quorum at any such meeting for action on such question. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, without regard to class, whether or not a quorum is present, and, except as otherwise provided in the Bylaws, the meeting may be reconvened without further notice. At any reconvened session of the meeting at which there shall be a quorum, any business may be transacted at the meeting as originally noticed.

         Except as otherwise clearly indicated in this Declaration or the Bylaws, whenever any action is to be taken by the Shareholders, it shall be authorized by the affirmative vote of the holders of Shares representing a majority of the total number of votes authorized to be cast by shares then outstanding and entitled to vote thereon. At all elections of Trustees, voting by Shareholders shall be conducted under the non-cumulative method and the election of Trustees shall be by the affirmative vote of the holders of Shares representing a majority of the total number of votes authorized to be cast by shares then outstanding and entitled to vote thereon.

         Whenever Shareholders are required or permitted to take any action (unless a vote at a meeting is specifically required as in Sections 8.1, 8.3 and 8.5), such action may be taken without a meeting by written consents setting forth the action so taken, signed by the holders of a majority (or such higher percentage as may be specified elsewhere in this Declaration) of the total number of votes authorized to be cast by shares then outstanding and entitled to vote thereon.

         6.10 Proxies. Whenever the vote or consent of a Shareholder entitled to vote is required or permitted under this Declaration, such vote or consent may be given either directly by such Shareholder or by a proxy in the form prescribed in, and subject to the provisions of, the Bylaws. The Trustees may solicit such proxies from the Shareholders or any of them entitled to vote in any matter requiring or permitting the Shareholders' vote or consent.

         6.11  Reports to Shareholders.

                  (a) Not later than ninety (90) days after the close of each fiscal year of the Trust following the end of fiscal year 1986, the Trustees shall mail or deliver a report of the business and operations of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. Subject to Section 8-401 of the Annotated Code of Maryland, the report (the "Annual Report") shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a balance sheet, an income statement and a surplus statement, each prepared in accordance with generally accepted accounting principles. Such financial statements shall be certified by an independent public accountant based on a full examination of the books and records of the Trust conducted in accordance with generally accepted auditing procedure. Manually signed copies of the Annual Report and of the auditor's certificate will be filed with the Maryland Department of Assessments and Taxation. A manually signed copy of the accountant's report shall be filed with the Trustees.

                  (b) Not less than forty-five (45) days after the end of each of the first three fiscal quarters the Trustees shall send interim reports to the Shareholders containing financial information which may be unaudited and otherwise having such form and content as the Trustees deem proper.

         6.12 Fixing Record Date. The Bylaws may provide for fixing or, in the absence of such provision, the Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or to express consent to any proposal without a meeting or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust) or any Annual Report or other communication from the Trustees, or for any other purpose. The record date so fixed shall be not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting or event for the purposes of which it is fixed.

         6.13 Notice to Shareholders. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

         6.14 Shareholders' Disclosure; Trustees' Right to Refuse to Transfer Shares; Limitation on Holdings; Redemption of Shares.

                  (a) The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of the Shares as the Trustees deem necessary or appropriate to comply with the REIT provisions of the Internal Revenue Code or to comply with the requirements of any taxing authority or governmental agency.

                  (b) Whenever in good faith the Trustees deem it reasonably necessary to protect the status of the Trust as a REIT they may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned, directly or indirectly, by him and any related Person specified in the form prescribed by the Trustees for that purpose. If, in the opinion of the Trustees, which shall be binding upon any proposed transferee of Shares, any proposed transfer would jeopardize the status of the Trust as a REIT, the Trustees shall have the right, but not the duty, to refuse to permit such transfer.

                  (c) The Trustees, by notice to the holder thereof, may purchase any or all Shares that have been transferred pursuant to a transfer which, in the opinion of the Trustees, would jeopardize the status of the Trust as a REIT. Without limiting the generality of the foregoing, as a condition to the transfer and/or registration of transfer of any Shares which could result in direct or indirect ownership (as hereafter defined) of Shares representing more than 8.5% in value of the total Shares outstanding (the "Excess Shares") becoming concentrated in the hands of one owner other than an Excepted Person, such potential owner shall file with the Trust the statement or affidavit described in subsection (b) of this Section 6.14 no later than the fifteenth day prior to any transfer, registration of transfer or transaction which, if consummated, would result in such ownership. The Trustees shall have the power (i) by lot or other means deemed equitable by them to call for the purchase from the beneficial owner or the Shareholder of such Excess Shares, and (ii) to refuse to transfer or issue Shares to any Person whose acquisition of such Shares would, in the opinion of the Trustees, result in the direct or indirect beneficial ownership of any Excess Shares by a person other than any of the Excepted Persons. The purchase price for any Excess Shares shall be equal to the fair market value of the Shares reflected in the closing sale price for the Shares, if then listed on a national securities exchange, or such price for the Shares on the principal exchange if then listed on more than one national securities exchange, or if the Shares are not then listed on a national securities exchange, the latest bid quotation for the Shares if then traded over-the-counter, on the last trading day immediately preceding the day on which notices of such acquisition are sent, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such Shares as determined by the Trustees in accordance with the provisions of applicable law. Prompt payment of the purchase price shall be made in cash by the Trust in such manner as may be determined by the Trustees. From and after the date fixed for purchase by the Trustees, and so long as payment of the purchase price for the Shares to be so redeemed shall have been made or duly provided for, the holder of any Excess Shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such Shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any transfer of Shares, options, warrants or other securities convertible into Shares that would create a direct or indirect beneficial owner of Excess Shares other than any of the Excepted Persons shall be deemed void ab initio and the intended transferee shall be deemed never to have an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such Shares, options, warrants or other securities convertible into Shares shall be deemed, at the option of the Trust, to have acted as agent on behalf of the Trust in acquiring such Shares and to hold such Shares on behalf of the Trust.

                  The following persons are "Excepted Persons": (i) the Advisor,
         (ii) persons to whom the Advisor's Share ownership is attributed or whose Share ownership is attributed to the Advisor, or (iii) other persons approved by the Trustees, at their option and in their sole discretion, provided only that such approval shall not be granted to any person whose ownership of more than 8.5% in value of the total Shares outstanding would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Trust as a REIT.

                  (d) Notwithstanding any other provision in this Declaration of Trust or the Bylaws, the foregoing provision may not be amended or repealed without the affirmative vote of 75% of the Shares entitled to vote.

                  (e) Notwithstanding any other provision of this Declaration of Trust to the contrary, any purported acquisition of Shares of the Trust (whether such purported acquisition results from the direct or indirect acquisition or ownership (as hereafter defined) of Shares) which would result in the disqualification of the Trust as a REIT shall be null and void. Any such Shares may be treated by the Trustees in the manner prescribed for Excess Shares in subsection (c) of this Section 6.14.

                  (f) Nothing contained in this Section 6.14 or in any other provision of this Declaration of Trust shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of the Shareholders by preservation of the Trust's status as a REIT.

                  (g) If any provision of this Section 6.14 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provision shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Section 6.14 may be inconsistent with any other provision of this Declaration of Trust, this Section 6.14 shall be controlling.

                  (h) It shall be the policy of the Trustees to consult with the appropriate officials of any stock exchange on which the relevant Shares of the Trust are listed as far as reasonably possible in advance of the final exercise (at any time when the Shares are listed on such exchange) of any powers granted by subsections (b) or (c) of this
         Section 6.14.

                  (i) For purposes of this Declaration of Trust, Shares not owned directly shall be deemed to be owned indirectly by a person if that person or a group of which he is a member would be the beneficial owner of such Shares, as defined as of September 1, 1986 in Rule 13d-3 under the Securities

         Exchange Act of 1934 and/or would be considered to own such Shares by reason of the attribution rules of Section 544 or Section 856(d)(5) of the Internal Revenue Code.

         6.15 Special Voting Requirements for Certain Business Combinations.

                  (a) The affirmative vote of the holders of not less than 75% of the Shares then outstanding and entitled to vote thereon shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Trust with any "Related Person" (as hereinafter defined). However, such 75% voting requirement shall not be applicable if: (1) the Board of Trustees by unanimous vote or written consent shall have expressly approved in advance the acquisition of the outstanding Shares of the Trust that caused the Related Person to become a Related Person or shall have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person; or (2) the Business Combination is solely between the Trust and another limited partnership, partnership, trust or corporation, 100% of the voting securities of which is owned directly or indirectly by the Trust.

                  (b) For purposes of this Section 6.15:

                  (i) The term "Business Combination" shall mean (a) any merger or consolidation of the Trust with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets of the Trust (including
                           without   limitation  any  voting   securities  of  a
                           subsidiary) to a Related Person, (c) any merger or consolidation of a Related Person with or into the Trust, (d) any sale, lease, exchange, transfer or other disposition of assets of a Related Person to the Trust having a book value equal to more than 10% of the Invested Assets of the Trust as of the end of the Trust's most recent fiscal year ending prior to the time the determination is made, (e) the issuance of any Securities (other than by way of pro rata distribution to all Shareholders) of the Trust to a Related Person, and (f) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

                  (ii) The term "Related Person" shall mean and include any individual, corporation, partnership, limited partnership or other person or entity other than the Advisor or any wholly owned subsidiary of the Advisor which, together with its "affiliates" and "associates" (as defined as of September 1, 1986, in Rule 12b-2 under the Securities Exchange Act of
                           1934), "beneficially owns" (as defined as of September 1, 1986, in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 10% or more of the outstanding Shares of the Trust.

                  (iii) The term "Substantial Part" shall mean an amount equal to more than 10% of the Invested Assets of the Trust as of the end of its most recent fiscal year ending prior to the time the determination is being made.

                  (iv) Without limitation, any Shares that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

                  (c) The Trust elects not to be governed by the provisions of Subtitle 6 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland, and the provisions of subparagraphs (a) and (b) of this Section 6.15 shall be in substitution for and to the exclusion of said Subtitle 6 of Title 3.

                  (d) Except as otherwise provided in this Section 6.15, the Trust may effect any merger or consolidation in accordance with applicable law.

                                   ARTICLE VII

                 LIABILITY OF TRUSTEES, SHAREHOLDERS, OFFICERS,
                     EMPLOYEES AND AGENTS, AND OTHER MATTERS


         7.1 Limitation of Liability of Shareholders, Trustees, Officers, Employees and Agents for Obligations of the Trust. The Trustees and the officers, employees and agents (including the Advisor) of the Trust, in incurring any debts, liabilities or obligations or in taking or omitting any other actions for or in connection with the Trust, are, and shall be deemed to be, acting as trustees, officers, employees or agents of the Trust and not in their own individual capacities. Except as otherwise provided in Sections 7.3 hereof with respect to liability of Trustees or officers, agents or employees of the Trust to the Trust or to Shareholders, no Shareholder, Trustee or officer, employee or agent (including the Advisor) of the Trust shall be liable for any debt, claim, demand, judgment decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to the Trust or arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Estate for the payment or performance thereof, and no Shareholder, Trustee or officer, employee or agent (including the Advisor) of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person or Persons in connection with the Trust Estate or the affairs of the Trust (or any actions taken or omitted for or on behalf of the Trust), and all such other Persons shall look solely to the Trust Estate for satisfaction of claims of any nature arising in connection with the Trust Estate or the affairs of the Trust (or any action taken or omitted for or on behalf of the Trust).

         7.2 Express Exculpatory Clauses and Instruments. Any written instrument creating an obligation of the Trust shall include a reference to this Declaration and provide that neither the Shareholders nor the Trustees nor any officers, employees or agents (including the Advisor) of the Trust shall be liable thereunder and that all Persons shall look solely to the Trust Estate for the payment of any claim thereunder or for the performance thereof; however, the omission of such provision from any such instrument shall not render the Shareholders, any

Trustee, or any officer, employee or agent (including the Advisor) of the Trust liable nor shall the Shareholders, any Trustee or any officer, employee or agent (including the Advisor) of the Trust be liable to any one for such omission.

         7.3 Limitation of Liability of Trustees, Officers, Employees and Agents to the Trust and to Shareholders for Acts and Omissions. (a) No Independent Trustee or officer, employee or agent of the Trust shall have any greater duties than those established by this Declaration of Trust or, in cases as to which such duties are not so established, than those of the directors, officers, employees and agents of a Maryland business corporation in effect from time to time. No Independent Trustee, officer, employee or agent of the Trust shall be liable to the Trust, Shareholders or to any other Person for any act or omission except for his own willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         (b) No Affiliated Trustee shall have liability to the Trust, Shareholders or any other Person for any loss suffered by the Trust which arises out of any action or inaction of such Affiliated Trustee if such Affiliated Trustee in good faith had determined that such course of conduct was in the best interest of the Trust and if such course of conduct did not constitute negligence or misconduct of such Affiliated Trustee.

         7.4 Indemnification and Reimbursement of Trustees, Officers, Employees and Agents.

                  (a) Except as  otherwise  provided  in  paragraph  (b) of this
         Section 7.4, any Person made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that he, his testator or intestate was or is a Independent Trustee, officer, employee or agent of the Trust shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of such action, suit, proceeding, claim or alleged liability or in connection with any appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion; provided, however, that no such Person shall be so indemnified or reimbursed for any claim, obligation or liability which shall have been adjudicated to have arisen out of or been based upon his willful misfeasance, bad faith, gross negligence or reckless disregard of duty; and provided, further, that such Person gives prompt notice thereof, executes such documents and takes such action as will permit the Trust to conduct the defense or settlement thereof and cooperates therein. In the event of a settlement approved by the Trustees of any such claim, alleged liability, action, suit or proceeding, indemnification and reimbursement shall be provided except as to such matters covered by the settlement which the Trust is advised by its counsel would, if adjudicated, likely be adjudicated to have arisen out of or been based upon such Person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty. Such rights of indemnification and reimbursement shall be satisfied only out of the Trust Estate. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict such Person's right to contribution as may be available under applicable law. The Trustees may make advance payments in connection with indemnification under this Section 7.4, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification. Any action taken by or conduct on the part of an Independent Trustee, officer, employee or agent of the Trust in conformity with or in good faith reliance upon the provisions of this Declaration (including without limitation any provision in Article VII hereof) shall not constitute willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

                  (b) Each Affiliated  Trustee and any Affiliates (as defined in
         Section 7.5 hereof) of such Affiliated Trustee shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with any action or inaction of such Affiliated Trustee or Affiliate if such Affiliated Trustee or Affiliate, in good faith, determined that such course of conduct was in the best interest of the Trust and if such conduct did not constitute negligence or misconduct on the part of such Affiliated Trustee or Affiliate. Notwithstanding the foregoing, Affiliated Trustees and their Affiliates and any person acting for the Trust as a broker/dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claim against the particular indemnitee. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the Massachusetts Securities Division (and any other state securities commissioner or administrator who may so require) with respect to the issue of indemnification for securities law violations. The Trust shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is prohibited by this Section 7.4(b). The provision of advances from Trust funds to the Affiliated Trustees and any Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Affiliated Trustees by Shareholders of the Trust is prohibited.

                  (c) Notwithstanding anything herein to the contrary, and to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no Trustee or officer of the Trust shall be personally liable to the Trust or its shareholders for money damages. No amendment of this Declaration or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Trustees and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

         7.5 Certain Definitions. For the purposes of Section 7.4(b) hereof, the term "Affiliate," when used in connection with the term "Affiliated Trustee," shall mean any person performing services on behalf of the Trust who (i) directly or indirectly controls, is controlled by, or is under common control with such Affiliated Trustee; (ii) owns or controls ten percent (10%) or more of the outstanding voting securities of such Affiliated Trustee; (iii) is an officer, director, partner or trustee of such Affiliated Trustee; or (iv) is a company for which such Affiliated Trustee acts as an officer, director, partner or trustee. For the purposes of the above definition, the terms "control," "controlling," "controlled by," and "under common control with" refer to the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         7.6 Indemnification and Reimbursement of Shareholders. Any Shareholder made a party to any action, suit or proceeding or against him a claim or liabilities asserted by reason of the fact that he, his testate or intestate was or is a Shareholder shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of such action, suit, proceeding, claim or alleged liability or in connection with any appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion; provided however, that such Shareholder gives prompt notice thereof, executes such documents and takes such action as will permit the Trust to conduct the defense or settlement thereof and cooperates therein. In the event that the assets of the Trust Estate are insufficient to satisfy the Trust's indemnity obligations hereunder, each Shareholder shall be entitled to such indemnification pro rata from the Trust Estate.

         7.7 Right of Trustees, Officers, Employees and Agents to Own Shares or Other Property and to Engage in Other Business. Any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer, employee or agent of the Trust. Any Trustee or officer, employee or agent of the Trust may, in his personal capacity or in the capacity of trustee, officer, director, stockholder, partner, member, advisor or employee of any Person or otherwise, have business interests and engage in business activities similar to or in addition to those relating to the Trust, which interests and activities may be similar to and competitive with those of the Trust and may include the acquisition, syndication, holding, management, development, operation or disposition, for his own account, or for the account of such Person or others, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in the real estate business. Each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust. Subject to the provisions of Article IV and Section 7.8, any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, employee or agent or otherwise hereunder. None of these activities shall be deemed to conflict with his duties and powers as Trustee or officer, employee or agent of the Trust.

         7.8 Transactions Between Trustees, Officers, Employees or Agents and the Trust. Except as otherwise provided by this Declaration, and in the absence of fraud, a contract, act or other transaction between the Trust and any other Person in which the Trust is interested, shall be valid, and no Trustee or officer, employee or agent of the Trust shall have any liability as a result of entering into any such contract, act or transaction, even though (a) one or more of the Trustees or officers, employees or agents of the Trust are directly or indirectly interested in or connected with or are trustees, partners, directors, employees, officers or agents of such other Person, or (b) one or more of the Trustees or officers, employees or agents of the Trust individually or jointly with others, is a party or are parties to, or are directly or indirectly interested in or connected with, such contract, act or transaction; provided that in each such case (i) such interest or connection is disclosed or known to the Trustees and thereafter the Trustees authorize or ratify such contract, act or other transaction by affirmative vote of a majority of the Trustees who are not so interested or (ii) such interest or connection is disclosed or known to the Shareholders, and thereafter such contract, act or transaction is approved by Shareholders holding a majority of the Shares then outstanding and entitled to vote thereon.

         Notwithstanding any other provision of this Declaration, the Trust shall not engage in a transaction with (a) any Trustee, officer, employee or agent of the Trust (acting in his individual capacity), (b) any director, trustee, partner, officer, employee or agent (acting in his individual capacity) of the Advisor or any other investment advisor of the Trust, (c) the Advisor or any other investment advisor of the Trust or (d) an Affiliate of any of the foregoing, except to the extent that such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Trustees including a majority of the Independent Trustees (or, if the transaction is with a Person other than the Advisor or its Affiliates, a majority of the Trustees not having any interest in such transaction and not Affiliates of any party to the transaction) after a determination by them that to the extent applicable:

                  (A) such transaction is fair and reasonable to the Trust and the Shareholders;

                  (B) based upon an appraisal by a qualified independent real estate appraiser, such qualification to be determined in each instance by a majority of the Independent Trustees who shall, in each case, have been approved by a majority of the Independent Trustees (or, if the transaction is with a Person other than the Advisor its Affiliates, a majority of the Trustees not having any interest in such transaction and not Affiliates of any party to the transaction), the total consideration is not in excess of the appraised value of the interest in Real Property being acquired, if an acquisition is involved, or not less than the appraised value of the interest in Real Property being disposed of, if a disposition is involved; and

                  (C) if such transaction involves payment by the Trust for services rendered to the Trust by a Person in a capacity other than that of Advisor, Trustee or Trust officer, (1) the compensation is not in excess of the compensation, if any, paid to such Person by any other Person who is not an Affiliate of such Person, for any comparable services in the same geographic area, and (2) the compensation is not greater than the charges for comparable services generally available in the same geographic area from other Persons who are competent and not affiliated with any of the parties involved.

This Section 7.8 shall not prevent any sale of Shares issued by the Trust for the public offering thereof in accordance with a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933. The Trustees are not restricted by this Section 7.8 from forming a corporation, partnership, trust or other business association owned by any Trustee, officer, employee or agent or by their nominees for the purpose of holding title to property of the Trust or managing property of the Trust, provided that the Trustees make a determination that the creation of such entity for such purpose is in the best interest of the Trust.

         7.9 Independent Counsel. In the event of a dispute between the Trust and the Advisor or its Affiliates, or should it be necessary for the Trust to prepare and negotiate contracts and agreements between the Trust and the Advisor or its Affiliates which in the good faith judgment of a majority of the Independent Trustees require the advice or assistance of separate counsel or accountants from that of the Advisor or its Affiliates, the Trust will retain such separate counsel or accountants for such matters, the choice of which shall be made by a majority of the Independent Trustees.

         7.10 Persons Dealing with Trustees, Officers, Employees or Agents. Any act of the Trustees or of the officers, employees or agents of the Trust purporting to be done in their capacity as such, shall, as to any Persons dealing with such Trustees, officers, employees or agents, be conclusively deemed to be within the purposes of this Trust and within the powers of such Trustees or officers, employees or agents. No Person dealing with the Trustees or any of them or with the officers, employees or agents of the Trust shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, employees or agents of the Trust, for moneys or other consideration, shall be binding upon the Trust.

         7.11 Reliance. The Trustees and the officers, employees and agents of the Trust may consult with counsel (which may be a firm in which one or more of the Trustees or the officers, employees or agents of the Trust is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to all the Trustees and the officers, employees and agents of the Trust in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees or officers, employees or agents of the Trust, when acting in good faith, may rely upon financial statements of the Trust represented to them to fairly present the financial position or results of operations of the Trust by the chief financial officer of the Trust or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position or results of operations of the Trust. The Trustees and the officers, employees and agents of the Trust may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.


                                  ARTICLE VIII

                  DURATION, AMENDMENT AND TERMINATION OF TRUST

         8.1 Duration of Trust. The duration of the Trust shall be perpetual; provided, however, the Trust may be terminated at any time by the affirmative vote at a meeting of Shareholders of the holders of Shares representing two-thirds of the total number of Shares then outstanding and entitled to vote thereon.

         8.2 Termination of Trust.

         (a) Upon the termination of the Trust:

                  (i) the Trust shall carry on no business except for the purpose of winding up its affairs;

                  (ii) the Trustees shall proceed to wind up the affairs of the Trust and all the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Estate to one or more persons at public or private sale (for consideration which may consist in whole or in part of cash, Securities or other property of any kind), discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; and

                  (iii) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Estate (in cash or in kind or partly each) among the Shareholders according to their respective rights.

                  (b) After termination of the Trust and distribution of the Trust Estate to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and such distribution, a copy of which instrument shall be filed with the Maryland Department of Assessments and Taxation, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of all Shareholders shall thereupon cease.

         8.3 Amendment Procedure. This Declaration may be amended (except that the provisions governing the personal liability of the Shareholders, Trustees and of the officers, employees and agents of the Trust and the prohibition of assessments upon Shareholders may not be amended in any respect that could increase the personal liability of such Shareholders, Trustees or officers, employees and agents of the Trust) at a meeting of Shareholders by holders of Shares representing a majority (or, with respect to amendments of Article V, amendments to the provisions of Section 8.1, amendments to this Section 8.3 that would reduce the percentage vote required to approve any amendments to this Declaration, and with respect to amendments inconsistent with Sections 2.1, 6.14 and 6.15, seventy-five percent (75%)) of the total number of votes authorized to be cast in respect of Shares then outstanding and entitled to vote thereon. The approval of a majority of the Trustees (including a majority of the Independent Trustees) shall also be required for any such amendment. Two-thirds (2/3) of the Trustees may, after fifteen (15) days written notice to the Shareholders, also amend this Declaration without the vote or consent of Shareholders if in good faith they deem it necessary to conform this Declaration to the requirements of the REIT Provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing to do so. Actions by the Trustees pursuant to Section 6.1 or pursuant to Section 9.6(a) that result in an amendment to this Declaration shall be effected without vote or consent of Shareholders.

         8.4 Amendments Effective. Any amendment pursuant to any Section of this Declaration shall not become effective until it is duly filed with the Maryland Department of Assessments and Taxation.

         8.5 Transfer to Successor. The Trustees, with the approval of a majority of the Trustees (including a majority of the Independent Trustees) and the affirmative vote, at a meeting approving a plan for this purpose, of the holders of Shares representing a majority of all votes cast at a meeting at which a quorum is present, may (a) cause the organization of a limited partnership, partnership, corporation, association, trust or other organization to take over the Trust Estate and carry on the affairs of the Trust, (b) merge the Trust into, or sell, convey and transfer the Trust Estate to, any such limited partnership, partnership, corporation, association, trust or organization in exchange for Securities thereof, or beneficial interests therein, and the assumption by such transferee of the liabilities of the Trust and (c) thereupon terminate this Declaration and deliver such shares, Securities or beneficial interests among the Shareholders in accordance with such plan.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Applicable Law. This Declaration is executed and acknowledged by the Trustees with reference to the statutes and laws of the State of Maryland, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and laws of such State.

         9.2 Index and Headings for Reference Only. The index and headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration.

         9.3 Successors in Interest. This Declaration and the Bylaws shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees and legal representatives.

         9.4 Inspection of Records. Trust records shall be available for inspection by Shareholders at the same time and in the same manner and to the extent that comparable records of a Maryland business corporation would be available for inspection by shareholders under the laws of the State of Maryland. Except as specifically provided for in this Declaration or in Title 8 of the Annotated Code of Maryland, Shareholders shall have no greater right than shareholders of a Maryland business corporation to require financial or other information from the Trust, Trustees or officers of the Trust. Any Federal or state securities administrator or the Maryland Department of Assessments and Taxation shall have the right, at reasonable times during business hours and for proper purposes, to inspect the books and records of the Trust.

         9.5 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         9.6 Provisions of the Trust in Conflict with Law or Regulations; Severability.

                  (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT

         Provisions of the Internal Revenue Code, the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including but not limited to the election of Trustees) prior to such determination. An amendment in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration, with the Conflicting Provisions removed pursuant to such a determination, in recordable form, signed by a majority of the Trustees, shall be conclusive evidence of such determination when filed with the Maryland Department of Assessments and Taxation. The Trustees shall not be liable for failure to make any determination under this Section 9.6(a). Nothing in this Section 9.6(a) shall in any way limit or affect the right of the Trustees to amend this Declaration as provided in Section 8.3.

                  (b) If any provision of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         9.7 Certifications. The following certifications shall be final and conclusive as to any Persons dealing with the Trust:

                  (a) a certification of a vacancy among the Trustees by reason of resignation, removal, increase in the number of Trustees, incapacity, death or otherwise, when made in writing by a majority of the remaining Trustees;

                  (b) a certification as to the individuals holding office as Trustees or officers at any particular time, when made in writing by the secretary of the Trust;

                  (c) a certification that a copy of this Declaration or of the Bylaws is a true and correct copy thereof as then in force, when made in writing by the secretary of the Trust;

                  (d) the certifications referred to in Sections 2.7, 8.4 and 9.6(a); and

                  (e) a certification as to any actions by Trustees, other than the above, when made in writing by the secretary of the Trust or by any Trustee.

                ------------------------------------------------


         These amendments do not affect the total number of common shares of beneficial interest, $.01 par value, ("Common Shares") authorized or issued by the Trust. The amendment and restatement of the Declaration was authorized by the Board of Trustees of the Trust acting at a meeting duly called and held on March 5, 1994 and by the holders of more than two-thirds (2/3) of the issued and outstanding Common Shares, at the annual meeting of the Trust's shareholders duly called and held on May 17, 1994.

                                      -55-
cuted and delivered as
         IN WITNESS WHEREOF, this amendment has been executed and delivered as of the First day of July, 1994, by the undersigned Trustees, each of whom acknowledges, under penalties of perjury, that this document is such Trustee's free act and deed, and that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

                                            BY THE TRUSTEES:


                                            /s/ John L. Harrington
                                            John L. Harrington



                                            /s/ Arthur G. Koumantzelis
                                            Arthur G. Koumantzelis



                                            /s/ Justinian Manning, C.P.
                                            Rev. Justinian Manning, C.P.



                                            /s/ Gerard M. Martin
                                            Gerard M. Martin



                                            /s/ Barry M. Portnoy
                                            Barry M. Portnoy